Exhibit 99.1
Fortive Reports First Quarter 2025 Results
•Delivered GAAP diluted net EPS of $0.50, adjusted diluted net EPS of $0.85, in line with expectations
•Reported operating profit margin of 15.8%, with adjusted operating profit margin of 25.3%, up 20 bps year-over-year, led by strong performance in Intelligent Operating Solutions
•Generated cash flow above expectations, with trailing twelve-month reported operating cash flow up 5% year-over-year
•Updates 2025 adjusted earnings per share guidance, reflecting moderated demand in Precision Technologies; includes anticipated net impact of tariffs
•Targets separation of Fortive and Ralliant by the end of the second quarter 2025
EVERETT, WA, May 1, 2025 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced financial results for the first quarter of 2025.
For the first quarter, net earnings were $172 million. For the same period, adjusted net earnings were $292 million. Diluted net earnings per share for the first quarter were $0.50. For the same period, adjusted diluted net earnings per share were $0.85.
For the first quarter, revenues decreased 3% year-over-year to $1.47 billion, which included 2% core revenue decline.
James A. Lico, President and Chief Executive Officer, stated, “Our first quarter results reflect our continued ability to adapt and respond to the current dynamic macroeconomic environment. We delivered core growth in our Intelligent Operating Solutions and Advanced Healthcare Solutions segments, supported by solid demand for our industry-leading portfolio of safety and productivity solutions. Our Precision Technologies segment saw customers in test and measurement delay investments in light of increased geopolitical and macroeconomic uncertainty, while strong demand continued for utility monitoring and defense & space solutions. Rigorous operational execution contributed to continued margin expansion and strong free cash flow generation in the quarter. ”

For the second quarter of 2025, Fortive anticipates diluted net earnings per share of $0.44 to $0.49, and adjusted diluted net earnings per share of $0.85 to $0.90.

For the full year 2025, Fortive now anticipates diluted net earnings per share of $2.23 to $2.43, and adjusted diluted net earnings per share of $3.80 to $4.00. The foregoing guidance for the full year 2025 does not give effect to the pending separation of the Precision Technologies segment and we would expect to update guidance for both companies following completion of the spin, which is expected to be completed by the end of the second quarter.

Mr. Lico continued, “We are updating our 2025 guidance to reflect the delayed recovery in Precision Technologies, and the net impact of global tariffs. Despite the increased uncertainty impacting some our customers, our culture of continuous improvement and our world-class Fortive Business System (FBS) are allowing us to navigate these challenges, seize opportunities, and continue to drive differentiated performance. Looking ahead, both Fortive and Ralliant are well-positioned to further adapt as more strategically focused businesses upon our separation.”

Update on Pending Separation of the Precision Technologies Segment
On September 4, 2024, Fortive announced its intention to separate its Precision Technologies business into an independent publicly traded company (the “Separation”), which will be named Ralliant. The Separation will create (i) a technology solutions company, retaining the Fortive name, with a portfolio of the brands currently operating under Fortive’s Intelligent Operating Solutions and Advanced Healthcare Solutions business segments, focused on resilient, high-quality recurring growth by delivering productivity and safety to customers, and (ii) a global technology company consisting of the brands currently operating under the Precision Technologies segment with a focus on precision instruments and highly engineered products essential for breakthrough innovation and aligned to powerful secular trends. The Separation is intended to qualify as a tax-free spin-off to Fortive shareholders for U.S. federal income tax purposes. Fortive is currently targeting completion of the Separation by the end of the second quarter of 2025, subject to the satisfaction of certain conditions, including, among others, final approval of Fortive’s Board of Directors, satisfactory completion of financing, receipt of a favorable opinion of legal counsel and/or a private letter ruling from the U.S. Internal Revenue Service with respect to the tax treatment of the transaction for U.S. federal income tax purposes, the effectiveness of a Form 10 registration statement filed with the SEC, and other regulatory approvals. Fortive anticipates that Ralliant’s Form 10 registration statement will be filed publicly with the SEC in early May 2025.

CONFERENCE CALL DETAILS
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 12:00 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Fortive’s website, www.fortive.com, under “Events/Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.
The conference call can be accessed by dialing 877-407-3110 within the U.S. or by dialing 215-268-9915 outside the U.S. a few minutes before 12:00 p.m. ET and notifying the operator that you are dialing in for Fortive’s earnings conference call. A digital recording of the conference call will be available two hours after the completion of the call until Thursday, May 15, 2025. You can access the conference call replay on the “Investors” section of Fortive’s website, www.fortive.com, under “Events/Presentations,” or by dialing 877-660-6853 within the U.S. or 201-612-7415 outside the U.S (Access ID: 13752710).
ABOUT FORTIVE
Fortive is a provider of essential technologies for connected workflow solutions across a range of attractive end-markets. Fortive’s strategic segments - Intelligent Operating Solutions, Precision Technologies, and Advanced Healthcare Solutions - include well-known brands with leading positions in their markets. The company’s businesses design, develop, service, manufacture, and market professional and engineered products, software, and services, building upon leading brand names, innovative technologies, and significant market positions. Fortive is headquartered in Everett, Washington and employs a team of more than 18,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.

NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with United States generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” “adjusted operating profit margin,” “free cash flow,” “adjusted free cash flow,” and “core revenue growth,” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies.
FORWARD-LOOKING STATEMENTS
Statements in this presentation that are not strictly historical, including statements regarding anticipated financial results, impact of trade policies, including tariffs and the application thereof, global and regional economic conditions, industry trends, geopolitical events, our plans to separate into two independent, publicly-traded companies, including the timing and cost related to the planned separation, interest rate and current exchange rate impact, future prospects, shareholder value, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” "target", or “will” or other words of similar meaning, are “forward-looking statements” within the meaning of the United States federal securities laws. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: deterioration of or instability in the economy, the markets we serve, international trade policies and deteriorating trade relations with other countries, including imposition of tariffs and retaliatory tariffs between United States and China and other countries, responsive economic nationalism, trade restrictions, and enhanced regulation, the financial markets, geopolitical conditions and conflicts, security breaches or other disruptions of our information technology systems, supply chain constraints, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to recruit and retain key employees, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, geopolitical, including war and sanctions, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, adverse effects of restructuring activities, our plans to separate into two independent, publicly-traded companies, risk related to tax treatment of our prior or pending separation, impact of our indemnification obligation to Vontier, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters and climate change. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 28, 2025. These forward-looking statements speak only as of the date of this presentation, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Elena Rosman
Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 28, 2025	March 29, 2024
Sales	$1,474.2	$1,524.5
Cost of sales	(593.3)	(620.3)
Gross profit	880.9	904.2
Operating costs:
Selling, general and administrative expenses	(542.2)	(561.0)
Research and development expenses	(105.1)	(104.1)
Gain on sale of property	—	63.1
Operating profit	233.6	302.2
Non-operating income (expense), net:
Interest expense, net	(32.0)	(44.0)
Other non-operating expense, net	(0.2)	(24.2)
Earnings before income taxes	201.4	234.0
Income taxes	(29.5)	(26.6)
Net earnings	$171.9	$207.4

Net earnings per share:
Basic	$0.50	$0.59
Diluted	$0.50	$0.58
Average common stock and common equivalent shares outstanding:
Basic	341.1	351.7
Diluted	344.6	356.0

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
($ in millions)
(unaudited)

	Three Months Ended
	March 28, 2025	March 29, 2024
Sales:
Intelligent Operating Solutions	$671.4	$665.7
Precision Technologies	500.6	559.0
Advanced Healthcare Solutions	302.2	299.8
Total	$1,474.2	$1,524.5

Operating Profit:
Intelligent Operating Solutions	$173.7	$164.1
Precision Technologies	87.3	149.1
Advanced Healthcare Solutions	26.3	27.5
Other (a)	(53.7)	(38.5)
Total	$233.6	$302.2

Operating Margins:
Intelligent Operating Solutions	25.9%	24.7%
Precision Technologies	17.4%	26.7%
Advanced Healthcare Solutions	8.7%	9.2%
Total	15.8%	19.8%

(a) Operating profit amounts in the Other category consist of unallocated corporate costs and other costs not considered part of our evaluation of reportable segment operating performance.

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
($ and shares in millions, except per share amounts)

	As of
	March 28, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$892.1	$813.3
Accounts receivable less allowance for doubtful accounts of $29.4 and $30.7, respectively	929.3	945.4
Inventories:
Finished goods	234.1	220.1
Work in process	108.8	105.4
Raw materials	225.1	219.3
Inventories	568.0	544.8
Prepaid expenses and other current assets	314.7	288.8
Total current assets	2,704.1	2,592.3

Property, plant and equipment, net of accumulated depreciation of $841.4 and $828.6, respectively	433.9	433.1
Other assets	495.8	494.7
Goodwill	10,244.7	10,156.0
Other intangible assets, net	3,258.5	3,340.0
Total assets	$17,137.0	$17,016.1

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$933.8	$376.2
Trade accounts payable	669.3	677.4
Accrued expenses and other current liabilities	1,122.6	1,184.8
Total current liabilities	2,725.7	2,238.4

Other long-term liabilities	1,238.9	1,251.0
Long-term debt	2,929.1	3,331.1
Commitments and Contingencies (Note 9)

Equity:
Common stock: $0.01 par value, 2.0 billion shares authorized; 368.2 and 366.6 issued; 339.9 and 341.2 outstanding; respectively	3.7	3.7
Additional paid-in capital	4,071.6	4,035.0
Treasury shares, at cost	(1,815.9)	(1,612.3)
Retained earnings	8,372.3	8,227.6
Accumulated other comprehensive loss	(395.3)	(465.4)
Total Fortive stockholders’ equity	10,236.4	10,188.6
Noncontrolling interests	6.9	7.0
Total stockholders’ equity	10,243.3	10,195.6
Total liabilities and equity	$17,137.0	$17,016.1

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
($ in millions)
(unaudited)

	Three Months Ended
	March 28, 2025	March 29, 2024
Cash flows from operating activities:
Net earnings from continuing operations	$171.9	$207.4
Adjustments to reconcile net earnings to net cash provided by operating activities:
Amortization	111.5	113.7
Depreciation	23.4	23.1
Stock-based compensation	27.5	28.9
Gain on sale of property	—	(63.1)
Change in certain assets and liabilities:
Change in accounts receivable, net	31.4	8.8
Change in inventories	(18.1)	(13.1)
Change in trade accounts payable	(11.9)	56.1
Change in prepaid expenses and other assets	(21.2)	(1.8)
Change in accrued expenses and other liabilities	(72.8)	(103.3)
Net cash provided by operating activities	241.7	256.7

Cash flows from investing activities:
Purchases of property, plant and equipment	(26.7)	(26.4)
Proceeds from sale of property	1.7	10.8
Cash paid for acquisitions, net of cash received	—	(1,721.8)
All other investing activities	(1.2)	—
Net cash used in investing activities	(26.2)	(1,737.4)

Cash flows from financing activities:
Net proceeds from (repayments of) commercial paper borrowings	80.7	(426.8)
Repurchase of common shares	(202.6)	—
Payment of common stock cash dividend to shareholders	(27.2)	(28.1)
Proceeds from borrowings (maturities greater than 90 days), net of issuance costs	—	1,736.4
Repayment of borrowings (maturities greater than 90 days)	—	(1,000.0)
All other financing activities	8.1	25.4
Net cash provided by (used in) financing activities	(141.0)	306.9

Effect of exchange rate changes on cash and equivalents	4.3	(10.4)
Net change in cash and equivalents	78.8	(1,184.2)
Beginning balance of cash and equivalents	813.3	1,888.8
Ending balance of cash and equivalents	$892.1	$704.6

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Management believes that each of the non-GAAP financial measures described below provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Adjusted Net Earnings, Adjusted Diluted Net Earnings per Share, and Adjusted Operating Profit Margin
We disclose the non-GAAP measures of historical adjusted net earnings, historical and forecasted adjusted diluted net earnings per share and historical adjusted operating profit margin, which to the extent applicable, make the following adjustments to GAAP net earnings, GAAP diluted net earnings per share, and GAAP operating profit margin:
•Excluding on a pretax basis amortization of acquisition related intangible assets;
•Excluding on a pretax basis acquisition,divestiture, and separation related items;
•Excluding on a pretax basis the gain on sale of property; and
•Excluding on a pretax basis the costs incurred pursuant to discrete restructuring plans that are fundamentally different from ongoing productivity improvements in terms of the size, strategic nature, planning requirements and the inconsistent frequency of such plans as well as the associated macroeconomic drivers which underlie such plans (the “Discrete Restructuring Charges”).
In addition, with respect to the non-GAAP measures of historical adjusted net earnings and historical and forecasted adjusted diluted net earnings per share, we make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:
•Excluding on a pretax basis the effect of gains and losses from our equity investments;
•Excluding on a pretax basis the charitable contribution expense;
•Excluding the tax effect (to the extent tax deductible) of the pretax adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward; and
•Excluding the discrete tax expense resulting from the Separation of Ralliant.
Amortization of Acquisition Related Intangible Assets
As a result of our acquisition activity, we have significant amortization expense associated with definite-lived intangible assets. We adjust for amortization expense of acquisition related intangible assets incurred in each period, and impairment charges incurred, if any. We believe that this adjustment provides our investors with additional insight into our operational performance and profitability as such impacts are not related to our core business performance.

Acquisition, Divestiture, and Separation Related Items
While we have a history of acquisition and divestiture activity, we do not acquire and divest businesses or assets on a predictable cycle. The amount of an acquisition’s purchase price allocated to inventory fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, transaction costs, which include acquisition, divestiture, integration, restructuring, and separation costs related to completed or announced transactions, and the non-recurring gains on divestitures of businesses or assets are unique to each transaction and are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending, or completed during such period, and the complexity of such transactions. As a result of the Separation, we also incurred costs primarily related to professional fees for legal, tax, accounting and finance, information technology services, and other general and administrative costs as well as costs to stand up the new company to operate as a stand alone entity. We adjust for transaction costs, costs related to the Separation, acquisition related fair value adjustments to inventory, integration costs and corresponding restructuring charges related to acquisitions, in each case, incurred in a given period.
Gains and Losses from Equity Investments
We adjust for the effect of earnings and losses from our equity method investments over which we do not exercise control over the operations or the resulting earnings or losses. We believe that this adjustment provides our investors with additional insight into our operational performance. However, it should be noted that earnings and losses from our equity method investments will recur in future periods while we maintain such investments.
In addition, we adjust for remeasurement gains and losses, including impairment loss, on equity investments. We believe such adjustments facilitate comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Gain on Sale of Property and Charitable Contribution Expense
On March 14, 2024, we completed a transaction to sell land and certain office buildings in our Precision Technologies segment for $90 million, for which we received $20 million cash proceeds and a $70 million promissory note secured by a letter of credit, with principal received in August and November 2024. During the three-month period ended March 29, 2024, we recorded a gain on sale of property of $63.1 million in the Consolidated Condensed Statements of Earnings.
Concurrently, during the first quarter of 2024, we pledged to make a charitable donation of $20 million to the Fortive Foundation (“the Foundation”), a related party, without any donor imposed conditions or restrictions. In the third quarter of 2024, $20 million of the promissory note due in November 2024 was reassigned to the Foundation. We recorded a charitable contribution expense of $20 million within the “Other non-operating expense, net” line in the Consolidated Condensed Statements of Earnings.
We adjust for the gain on sale of property and charitable donation expense because we believe the adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Discrete Restructuring Costs
We will exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans originating from significant macroeconomic trends or material disruptions to operations, economy or capital markets from the ongoing productivity improvements that result from application of the Fortive Business System or from execution of general cost saving strategies. Because these restructuring plans will be incremental to the fundamental activities that arise in the ordinary course of our business and we believe are not indicative of our ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time. Restructuring costs related primarily to an acquisition are not included in this adjustment but are instead included in acquisition and divestiture related items. In the fourth quarter of 2024, we initiated a discrete restructuring plan related to the Separation that is expected to be completed by December 31, 2025, we adjusted for the related discrete restructuring charges.
Discrete Tax Expense Resulting from the Separation of Ralliant
We adjust for discrete tax expense items that resulted from the Separation of Ralliant. These discrete items are non-recurring expenses that resulted from the US GAAP calculation of income taxes from continuing operations and do not reflect our current or future cash tax obligations.

Management believes that each of the non-GAAP financial measures noted above provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Core Revenue Growth
We use the term “core revenue growth” when referring to a corresponding year-over-year GAAP revenue measure, excluding (1) the impact from acquired or divested businesses and (2) the impact of foreign currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines that have been divested or, at the time of reporting, are pending divestiture but are not, and will not be, considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.

Adjusted Operating Profit and Adjusted Operating Profit Margin (unaudited)

	Three Months Ended
($ in millions)	March 28, 2025	March 29, 2024
Revenue (GAAP)	$1,474.2	$1,524.5

Operating Profit (GAAP)	$233.6	$302.2
Amortization of acquisition-related intangible assets	111.5	113.7
Acquisition, divestiture, and separation related items	23.6	29.6
Gain on sale of property	—	(63.1)
Discrete restructuring charges	3.9	—
Adjusted Operating Profit (Non-GAAP)	$372.6	$382.4

Operating Profit Margin (GAAP)	15.8%	19.8%
Adjusted Operating Profit Margin (Non-GAAP)	25.3%	25.1%

The sum of the components of adjusted operating profit may not equal due to rounding.

Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share (unaudited)

	Three Months Ended
($ in millions, except per share amounts)	March 28, 2025		March 29, 2024
		Per share values		Per share values
Net Earnings and Net Earnings Per Share (GAAP)	$171.9	$0.50	$207.4	$0.58
Pretax amortization of acquisition related intangible assets	111.5	0.32	113.7	0.32
Pretax acquisition, divestiture, and separation related items	23.6	0.07	29.6	0.09
Pretax discrete restructuring charges	3.9	0.02	—	—
Pretax losses from equity investments	—	—	4.6	0.01
Pretax gain on sale of property and charitable contribution expense	—	—	(43.1)	(0.12)
Tax effect of the adjustments reflected above	(16.7)	(0.05)	(16.9)	(0.05)
Discrete tax expense resulting from the Separation of Ralliant	(2.7)	(0.01)	—	—
Adjusted Net Earnings and Adjusted Net Earnings Per Share (Non-GAAP)	$291.5	$0.85	$295.3	$0.83

Average Common Diluted Stock Outstanding (shares in millions)		344.6		356.0

The sum of the components of adjusted diluted net earnings per share may not equal due to rounding.

Core Revenue Growth (unaudited)

% Change Three Months Ended March 28, 2025 vs. Comparable 2024 Period
Total Revenue Growth (GAAP)	(3.3)%
Excluding impact of:
Acquisitions and divestitures	0.4%
Currency exchange rates	1.2%
Core Revenue Growth (Non-GAAP)	(1.7)%

Forecasted Adjusted Diluted Net Earnings Per Share (unaudited)

	Three Months Ending June 27, 2025		Twelve Months Ending December 31, 2025
	Low	High	Low	High
Forecasted Diluted Net Earnings Per Share (GAAP)	$0.44	$0.49	$2.23	$2.43
Anticipated pretax amortization of acquisition related intangible assets	0.33	0.33	1.32	1.32
Anticipated pretax acquisition, divestiture, and separation related items	0.13	0.13	0.39	0.39
Anticipated pretax discrete restructuring charges	0.01	0.01	0.04	0.04
Tax effect of the adjustments reflected above	(0.07)	(0.07)	(0.24)	(0.24)
Discrete tax expense resulting from the Separation of Ralliant	0.01	0.01	0.06	0.06
Forecasted Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.85	$0.90	$3.80	$4.00

The sum of the components of forecasted adjusted diluted net earnings per share may not equal due to rounding.